UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 13, 2020
Date of Report (date of earliest event reported)

LITHIA MOTORS INC
(Exact name of registrant as specified in its charter)

Oregon	001-14733		93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

150 N. Bartlett Street	Medford	Oregon	97501
(Address of principal executive offices)			(Zip Code)
(541) 776-6401
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On April 13, 2020, Lithia Motors Inc. issued a press release to provide a business update and report preliminary financial results for the first quarter of 2020. A copy of the press release is attached as Exhibit 99.1.

Item 8.01. Other Events

In light of the rapidly evolving coronavirus (“COVID-19”) outbreak, the Company is supplementing the risk factors set out under “Item 1A. Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”) with the new risk factor set out below. The risk factor below should be read in conjunction with the risk factors set out in the 2019 Form 10-K.

The recent outbreak of the novel coronavirus could adversely affect our business, financial condition, results of operations and cash flows.

The recent outbreak of the novel coronavirus (COVID-19) pandemic has resulted in widespread travel and transportation restrictions and closures of commercial spaces and industrial facilities in and across the United States and the world, including in the states and regions in which we operate. In connection with the COVID-19 pandemic, we have seen a significant decline in all revenue levels in certain locations. We have modified certain business practices to conform to government restrictions and best practices encouraged by government and regulatory authorities, and are developing and implementing risk mitigation plans for critical items and services required to continue our operations. We are monitoring and managing our cash flows and have enacted cost saving measures to respond to the volatile environment. In addition, we continue to assess our capital deployment strategy. However, these measures may not be sufficient to prevent adverse impacts on our business and financial condition from COVID-19.

The declines in sales and service revenue and ongoing disruptions in our operations due to the COVID-19 pandemic may adversely impact our business, results of operations, financial condition and cash flows. The degree to which COVID-19 may impact our results of operations and financial condition is unknown at this time and will depend on future developments, including the ultimate geographic spread of COVID-19, the severity and the duration of the pandemic, and further actions that may be taken by governmental authorities or businesses or individuals on their own initiatives in response to the pandemic.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
99.1Press Release of Lithia Motors, Inc. dated April 13, 2020
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 13, 2020		LITHIA MOTORS, INC.
		By:	/s/ Tina Miller
Tina Miller
Senior Vice President and Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Lithia Motors, Inc. dated April 13, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).